UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2009

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 16, 2009, the Company entered into a Replacement Director Compensation Agreement and Mutual Release (the “Agreement”) with Rex Licklider, a director of the Company (the “Director”).  Under the terms of the Agreement, the Company agreed to pay the Director of an aggregate of 3,911 shares of the Company’s common stock (the “Replacement Shares”) from the Company’s 2006 Equity Incentive Plan as replacement for shares of common stock which Director was previously entitled to receive as compensation for his prior services as a director of the Company, but for which he never received the requisite share certificate and which were subsequently escheated to the California State Controller.  Each of the Company and the Director releases any claims against the other party in connection with Director’s right to the original shares of common stock and the escheatment of such shares.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	10.1	Replacement Director Compensation Agreement and Mutual Release, dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date: December 17, 2009	/s/ Thomas George
Thomas George
Chief Financial Officer